POWER OF ATTORNEY KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that the undersigned, David Kieske, a natural person (the “Filer”), hereby grants to each of Heidi R. Roth and Lauren N. Stadler, each acting individually, as its true and lawful attorney-in-fact for and on behalf of the Filer, full power and authority to do and to perform each and every act and thing requisite and necessary to be done as any Filer itself might or could do, including but not limited to submission of electronic filings with the United States Securities and Exchange Commission (the “SEC”), on behalf of the Filer, reports and/or notices as required by Section 16(a) of the Securities Exchange Act of 1934, Regulation D of the Securities Act of 1933 or any rule or regulation of the SEC; and, that the undersigned further grants to each of them, each acting individually, full authority to act in any manner both proper and necessary to the exercise of the foregoing powers and the undersigned ratifies every act that they, or either of them acting individually, may lawfully perform in exercising those powers. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this ___ day of __________, 20__. By: Name: David Kieske Docusign Envelope ID: 07AC73B0-D803-43A6-8FD3-8686A615E532 2529th December